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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 of
(i) our report dated February 28, 1996, except as to the Tucker Drilling Company, Inc. merger discussed in Note 2 for which the date is September 13, 1996, on our audits of the consolidated financial statements of Patterson Energy, Inc. We also consent to the incorporation by reference of (ii) our report dated February 28, 1996, on our audits of the consolidated financial statements of Patterson Energy, Inc. which report is included in Patterson Energy, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995, and (iii) our report dated September 13, 1996 on our audits of the supplemental consolidated financial statements of Patterson Energy, Inc. which report is included in Patterson Energy, Inc.'s Current Report on Form 8-K/A (Amendment No. 2) dated July 30, 1996. We also consent to the reference to our firm under the caption "Experts."

                                            Coopers & Lybrand L.L.P.

Dallas, Texas
December 18, 1996